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                                                                   Exhibit 10.11
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                            NONCOMPETITION AGREEMENT

     NONCOMPETITION AGREEMENT dated as of ________, 1997 by and between Mac-Gray Corporation, a Delaware corporation having a principal place of business at 22 Water Street, Cambridge, Massachusetts 02141 (the "Company"), and
_____________________ of ____________ (the "Executive").

     WHEREAS, in consideration of the employment of the Executive by the Company, which necessarily involves the disclosure by the Company to the Executive of, and access by the Executive to, confidential information relating to the method of business, processes, products, operations and clients of the Company, the parties hereto covenant and agree as follows:

ARTICLE 1.  TRADE SECRETS; CONFIDENTIAL INFORMATION; PROPRIETARY PROPERTY
---------   -------------------------------------------------------------

     Section 1.01  Trade Secrets; Confidential Information.  It is specifically
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agreed between the parties hereto that: (a) the trade secrets of the Company
(the "Trade Secrets") shall include (i) the names and locations of the customers of the Company and the services provided to each customer or supplier and (ii) the terms and conditions of the contracts the Company has with each such customer or supplier; and (b) the confidential information (the "Confidential Information") of the Company shall include (i) any other confidential or proprietary information or data relating to the business of the Company, or any of its Affiliates (as defined below), which is not generally known to the public and which provides the Company and its Affiliates some competitive advantage, or the opportunity to obtain such advantage, or the disclosure of which could be detrimental to the interests of the Company and its Affiliates, including, without limitation, all notes, memoranda, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, customer lists, sales representative lists, sales plans, proprietary information, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, reports, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and employee files, and (ii) any information described above which the Company or any of its Affiliates obtains from another party and which the Company or such Affiliate treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company or such Affiliate.

     Section 1.02  Nondisclosure; Nonuse.  As long as the Executive is employed
                   ---------------------
by the Company and any time thereafter, the Executive shall keep secret and shall not ever publish, divulge, furnish, impart or disclose any of the Trade Secrets or Confidential Information to any person, firm or corporation other than the Company or any of its Affiliates, or use any of the Trade Secrets or Confidential Information, directly or indirectly, for the Executive's own benefit or for the benefit of any person, firm or corporation other than the Company and its Affiliates.
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     Section 1.03  Company's Proprietary Right to Documents.  All Trade Secrets
                   ----------------------------------------
and Confidential Information shall be the property of the Company and its Affiliates and shall be delivered by the Executive to the Company or an Affiliate upon termination of the Executive's employment with the Company or an Affiliate at any earlier time at the request of the Company or such Affiliate. Specifically, the Executive agrees that any Trade Secrets or Confidential Information coming into the Executive's possession by reason of the Executive's employment with the Company or an Affiliate, including, without limitation, custom computer programs, software, or related data, are the property of the Company or such Affiliate and shall not be used in any way except on behalf of and for the benefit of the Company or any of its Affiliates. The Executive will not deliver, reproduce or otherwise use such documents or information for the Executive's own benefit or in any way allow such documents or things to be delivered or used by any third party without the prior written consent of the Company. As long as the Executive is employed by the Company and any time thereafter, the Executive will not publish, release or otherwise make available to any third party any information describing any Trade Secret or Confidential Information of the Company or any of its Affiliates, without the prior written consent of the Company.

     Section 1.04  Proprietary Property.  The Executive agrees to, and does
                   --------------------
hereby, sell, assign, transfer and set over to the Company, its successors, assigns or Affiliates, as the case may be, all of the Executive's right, title and interest in and to any custom software, documentation, copyrights, inventions, improvements, proprietary information, patents or applications for patents (collectively, the "Proprietary Property") conceived of, prepared or developed by the Executive, individually or in conjunction with others, during the period that he hereafter will be employed by the Company; provided, however,
                                                              --------  -------
that the foregoing sale or assignment shall only apply to Proprietary Property which either relates to the product areas in which the Company or any of its Affiliates is then engaged or constitutes an application of any Proprietary Property then belonging to the Company or any of its Affiliates. The right, title and interest transferred pursuant to this Section 1.04 shall be held and enjoyed by the Company, its Affiliates, and their respective successors and assigns, to the full extent of the term for which any copyright or Letters Patent may be granted, and as fully as the same would have been held by the Executive had such sale or assignment not been made. The Executive agrees to disclose promptly to the Company all such Proprietary Property and to deliver any documents and take any other action necessary to vest in the Company all of the Executive's rights in and to such Proprietary Property.

ARTICLE 2.  NONCOMPETITION
---------   --------------

     Section 2.01  Noncompetition.  The Executive covenants and agrees that he
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shall not, for a period beginning on the date of this Agreement and ending on the third anniversary of the date the Executive's employment with the Company is terminated (the "Termination Date"), without the express prior written consent of the Company, directly or indirectly, anywhere in the Restricted Area (as defined below) (a) engage in any activity in the Designated Industry (as defined below) or (b) engage, participate or invest in or assist (whether as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in


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any other capacity) any business organization whose activities, products or services are in the Designated Industry; provided, however, that the Executive
                                         --------  -------
may make passive investments in a competitive enterprise, the shares of which are publicly traded, if the Executive's aggregate investment in such enterprise constitutes less than one percent (1%) of the equity ownership of such enterprise. Without implied limitation, the foregoing noncompetition covenant shall prohibit the Executive from (i) hiring, attempting to hire or otherwise soliciting, for himself or on behalf of any entity or person, any officer, director, consultant or other employee of the Company or any of its Affiliates, or authorizing or approving any such action by any other person, (ii) encouraging for himself or on behalf of any entity or person any officer, director, consultant or other employee to terminate his or her relationship or employment with the Company or any of its Affiliates, (iii) soliciting for or on behalf of any entity or person any customer or Prospective Customer of the Company or any of its Affiliates and (iv) diverting to any entity or person any customer or Prospective Customer of the Company or any of its Affiliates.

     Section 2.02  Definitions.  For purposes of this Agreement, the following
                   -----------
terms shall have the following meanings:

          (a) "Restricted Area" means each state of the United States in which
               ---------------
          the Company and its Affiliates are, collectively, as of the date of this Agreement or at any time prior to the Termination Date, conducting any business activities.

          (b) "Designated Industry" means the principal business of the Company
               -------------------
          and its Affiliates as of the date of this Agreement, including, without limitation, the business of owning, selling, leasing, operating or servicing card or coin-operated laundry machines.

          (c) "Affiliate" shall mean, with respect to any person or entity
               ---------
          (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party (the term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (X) vote twenty-five percent (25%) or more of the outstanding voting securities of such person or entity, or (Y) otherwise direct the management or policies of such person or entity by contract or otherwise).

          (d) "Prospective Customer" shall mean any person or entity with whom
               --------------------
          the Company was actively attempting to develop a customer relationship (whether for laundry services or otherwise) at any time during the six
          (6) months immediately preceding the Termination Date.



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ARTICLE 3.  MISCELLANEOUS
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     Section 3.01   Scope of Agreement.  The parties acknowledge that the time,
                    ------------------
scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the Executive's employment with the Company. The Executive has independently consulted with his counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the businesses conducted by the Company and its Affiliates.

     Section 3.02   Specific Performance; Severability.  It is specifically
                    ----------------------------------
understood and agreed by the parties hereto that the breach by the Executive of any provision of this Agreement will result in irreparable injury to the Company and its Affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy they may have, the Company and each of its Affiliates shall be entitled to enforce the specific performance of this Agreement by the Executive through both temporary and permanent injunctive relief without the necessity of proving actual damages. If the Company is required to post a bond in connection with obtaining any temporary or permanent injunctive relief, the parties hereto agree that such bond shall be limited in amount to $10,000 and that such amount is reasonable and adequate for such bond. In the event that any covenant or provision contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, such covenant or provision shall not be construed to be null, void and of no effect, but rather shall be interpreted to extend only over the maximum period of time for which it may be enforceable, and/or over the maximum geographical area as to which it may be enforceable, and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which the Executive may have against the Company or any of its Affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement and shall be pursued through separate court action by the Executive.

     Section 3.03   Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflicts or choice of law provisions thereof.

     Section 3.04   Attorneys' Fees.  If any suit or action is instituted by
                    ---------------
either party to enforce or in connection with any dispute relating to this Agreement, the prevailing party in such suit or action shall be entitled to have all court costs and attorneys' fees paid by the non-prevailing party.

     Section 3.05   Successors and Assigns.  This Agreement shall inure to the
                    ----------------------
benefit of, and be binding upon, the successors of the Company and its Affiliates by way of merger,



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consolidation or transfer of all or substantially all of the assets of the
Company, and may not be assigned by the Executive.

     Section 3.06   No Conflicting Obligations.  The Executive hereby represents
                    --------------------------
and warrants to the Company that he is not now under, or bound to be under in the future, any obligation to any person, firm or corporation which is or would be inconsistent or in conflict with this Agreement or would prevent, limit or impair in any way the full and absolute performance by the Executive of his obligations hereunder. In addition, the Executive covenants that he will not enter into or discuss entering into any such agreement.

     Section 3.07   Entire Agreement; Modifications.  This Agreement constitutes
                    -------------------------------
the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, negotiations and understandings of the parties, whether oral or written. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by all the parties hereto.

     Section 3.08   No Employment Obligations.  The Executive understands and
                    -------------------------
agrees that this Agreement does not create any obligation on the part of the Company to continue his employment with the Company. The Executive acknowledges that he is employed by the Company as an employee "at will" and further acknowledges that there are no employment or other similar agreements between the Company and the Executive.

     Section 3.09   Waivers.  The failure of any party to require the
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performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent failure or breach.

     Section 3.10   Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 3.11   Notices.  All notices and other communications under this
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Agreement shall be in writing and shall be delivered by certified mail, return receipt requested, postage prepaid, to the address set forth above unless another address shall be furnished in writing by such party.



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     IN WITNESS WHEREOF, the parties have duly executed this Noncompetition
Agreement as of the date and year first written above.

                                        COMPANY:

                                        MAC-GRAY CORPORATION, a
                                        Delaware corporation



                                        ---------------------------------
                                        Name:
                                        Title:


                                        EXECUTIVE:



                                        ---------------------------------
                                        [Name]





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